Exhibit 99.02

ACM Research (Shanghai), Inc.
Agenda of 2021 Annual General Meeting of Shareholders

I.	Meeting Time, Place and Voting Method

(1)	Meeting time: 10:00, June 30, 2022

(2)	Meeting mode: communication conference

(3)	Conveners: board of directors of ACM Research (Shanghai), Inc.

(4)	Chairperson: HUI WANG, Chairman

(5)	Online voting system, period and time

Online voting system: online voting system for general meeting of shareholders of Shanghai Stock Exchange

Online voting period: from June 30, 2022 to June 30, 2022

The online voting system of Shanghai Stock Exchange is adopted, voting through which is available for the trading time period on the day of the general meeting of shareholders, i.e. 9:15-9:25, 9:30-11:30, 13:00-15:00; the voting time through the online voting platform ranges from 9:15 to 15:00 on the day of the general meeting.

II.	Meeting Agenda

(1)	Attendance of participants

(2)	The chairperson announcing opening of the meeting and reporting to the general meeting the number of shareholders attending physically and the number of voting rights held by them

(3)	Reading out the notes to the general meeting

(4)	Electing tellers and scrutineers

(5)	Deliberating or listening to the proposals at the meeting one by one:

1.	Deliberating the Proposal on the Company’s Annual Report in 2021 and Summary Thereof

2.	Deliberating the Proposal on the Work Report of the Board of Directors in 2021

3.	Deliberating the Proposal on the Work Report of the Board of Supervisors in 2021

Listening to the Proposal on the Work Report of Independent Directors in 2021

4.	Deliberating the Proposal on the Final Account Report in 2021

5.	Deliberating the Proposal on the Financial Budget Plan for 2022

●	The 2022 financial budget is developed based on internal business goals and work plans with an internal revenue growth assumption of 44-60% solely for budgeting purposes

●	With the expansion of business scale and the new product development targets, R&D expenses growth rate is expected to be in the range of 70%-72% in 2022

6.	Deliberating the Proposal on the Profit Distribution Plan in 2021

●	Net profit attributable to owners of parent company is RMB 266.2482 million

●	Net profit of parent company is RMB 243.8152 million

●	The company plans not to distribute profits in 2021, nor to convert capital reserves into share capital, and the remaining undistributed profits will be rolled over to the next year

7.
Deliberating the Proposal on Confirming the Amount of the Company’s Day-to-Day Related Party Transactions Exceeding the Estimated Amount in 2021 and the Estimated Amount of Day-to-Day Related Party Transactions in 2022

●	Additional detail attached as an annex hereto

8.	Deliberating the Proposal on the Reappointment of Audit Institution in 2022

9.	Deliberating the Proposal on the Remuneration Scheme for Directors and Supervisors of the Company in 2022

(6)	Speeches and questions of shareholders and their proxies present

(7)	Votes of shareholders and their proxies present on various proposals

(8)	Adjournment (counting the votes)

(9)	Resumption of the meeting, announcement of the voting results and adoption of proposals

(10)	The chairperson declaring resolution of the general meeting

(11)	Witnessing the lawyer to read the legal opinion

(12)	Signing the meeting documents

(13)	Close of meeting

Annex: Additional detail for Proposal 7:

Unit: RMB ten thousand

Related party transaction category	Related Party	Estimated Amount in 2021	Actual Amount incurred in 2021	Reasons for large differences
Sales of products, goods and services to related parties	Wafer Works Co.	550.00	1.31	Customer procurement plan delayed
	Wafer Works (Shanghai)	1,400.00	867.87	Changes in customer purchasing plans
	Subtotal	1,950.00	869.18
Accept products and services from related parties	NINEBELL Co., Ltd.	20,000.00	21,710.41	Order demand exceeds expectations
	SY-SEMITECH	3,000.00	1,932.30	Adjust filter purchasing suppliers
	Subtotal	23,000.00	23,642.72

Note: Above amount does not include tax

Unit: RMB ten thousand

Related party transaction category	Related Party	Estimated Amount in 2022	% of similar business	Accumulated transaction amount with related parties 2022/1/1 – 1/31	Actual Amount incurred in 2021	% of similar business	Possible reasons for large differences
Sales of products, goods and services to related parties	Wafer Works Co.	2,200.00	0.89%		1.31	0.00%	Affected by customer equipment purchase plan
	Wafer Works (Shanghai)	100.00	0.04%	9.31	867.87	0.54%
	ACM RESEARCH	5,000.00	2.01%		-	0.00%	Business growth
	GTA	8,000.00	3.22%		-	0.00%	Business growth
	Subtotal	15,300.00	6.16%	9.31	869.18	0.54%
Accept products and services from related parties	NINEBELL Co., Ltd.	45,000.00	12.81%	2,191.51	21,710.41	12.36%	Grows with increased demand for sales order
	SY-SEMITECH	4,800.00	1.37%	55.27	1,932.30	1.10%
	Subtotal	49,800.00	14.18%	2,246.79	23,642.72	13.46%

Note: Above amount does not include tax

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The following information is provided in connection with the furnishing of the above Agenda of 2021 Annual General Meeting of Shareholders (the “Agenda”) pursuant to the Current Report on Form 8-K reporting requirements of ACM Research, Inc.:

Financial Information

Financial results, estimates and underlying assumptions of ACM Research (Shanghai), Inc. (“ACMSH”) are unaudited and are reported in RMB as prepared in accordance with Chinese GAAP. Those results will differ, potentially materially, from the financial results, estimates and underlying assumptions of ACMSH’s parent company ACM Research, Inc.

Forward-Looking Statements

Information presented in the Agenda includes forward-looking statements for purposes of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements contained in the Agenda that do not relate to matters of historical fact should be considered forward-looking statements. Forward-looking statements are based on ACMSH management’s current expectations and beliefs, and involve a number of risks and uncertainties that are difficult to predict and that could cause actual results to differ materially from those stated or implied by the forward-looking statements. Those risks and uncertainties include, but are not limited to, the following, any of which could be exacerbated even further by the continuing COVID-19 outbreak in China and globally: anticipated customer orders or identified market opportunities may not grow or develop as anticipated; customer orders already received may be postponed or canceled; ACMSH may be unable to obtain the qualification and acceptance of its delivered tools when anticipated or at all, which would delay or preclude ACMSH’s recognition of revenue from the sale of those tools; suppliers may not be able to meet ACMSH’s demands on a timely basis; ACMSH’s technologies and tools may not gain market acceptance; ACMSH may be unable to compete effectively by, among other things, enhancing its existing tools, adding additional production capacity and engaging additional major customers; ACMSH may incur significant expenses long before it can recognize revenue from new products, if at all, due to the costs and length of research, development, manufacturing and customer evaluation process cycles; volatile global economic, market, industry and other conditions could result in sharply lower demand for products containing semiconductors and for ACMSH’s products and in disruption of capital and credit markets; ACMS’s failure to successfully manage its operations, including its inability to hire, train, integrate and manage additional qualified engineers for research and development activities; and trade regulations, currency fluctuations, political instability and war may materially adversely affect ACMSH due to its substantial non-U.S. customer and supplier base and its substantial non-U.S. manufacturing operations. Because forward-looking statements involve risks and uncertainties, actual results and events may differ materially from results and events currently expected by ACMSH. ACMSH undertakes no obligation to publicly update these forward-looking statements to reflect events or circumstances that occur after the date hereof or to reflect any change in its expectations with regard to these forward-looking statements or the occurrence of unanticipated events.